EXHIBIT 10.18

[*]

Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

FIRST AMENDMENT TO License Agreement

This FIRST AMENDMENT TO LICENSE AGREEMENT (“First Amendment”) is entered into as of November 3, 2017 (“First Amendment Effective Date”) by and between REGENXBIO Inc., a corporation organized under the laws of the State of Delaware, with offices at 9600 Blackwell Road, Suite 210, Rockville, MD 20850 (“Licensor”), and Audentes Therapeutics, Inc., a corporation organized under the laws of the State of Delaware, with offices at 600 California Street, 17th Floor, San Francisco, California, 94108 (“Licensee”).  Licensor and Licensee are hereinafter referred to individually as a “Party” and collectively as the “Parties.”

WHEREAS, Licensor and Licensee entered into that certain License Agreement dated November 3, 2015 (the “Original Agreement”); and

WHEREAS, the Parties desire to make certain amendments to the Original Agreement;

NOW, THEREFORE, in consideration of the promises and covenants contained in this Amendment, and intending to be legally bound, the Parties hereby agree as follows:

1.	Definitions. Capitalized terms not defined in this First Amendment have the meanings given such terms in the Original Agreement.
2.	Amendments.
a.	Section 4.1 of the Agreement is hereby amended and restated in its entirety to read as follows:

4.1Diligence Obligations.

4.1.1Licensed Product Diligence Obligations.  Licensee will use commercially reasonable efforts to develop, commercialize, market, promote, and sell Licensed Products in the CPVT Field unless Licensee elects a Substitution Indication Option for the CPVT Field.  Furthermore, if Licensee exercises the Substitution Indication Option and/or Additional Indication Option granted to Licensee under Sections 2.2 and 2.3, respectively, Licensee will use commercially reasonable efforts to develop, commercialize, market, promote, and sell Licensed Products for the Disease Indication(s) subject to such option in the Commercial Field.  Commercially reasonable efforts means efforts equivalent to those utilized by [*].  Without limiting the foregoing, Licensee will meet the following:

* CONFIDENTIAL TREATMENT REQUESTED

(a)

(i)acceptance by the FDA of an Investigational New Drug application, or acceptance by the European Medicines Agency (or any successor entity thereto) of an equivalent application, for a Licensed Product in the CPVT Field by no later than [*] after the Effective Date; or

(ii)if Licensee exercises the Substitution Indication Option granted to Licensee under Section 2.2, acceptance by the FDA of an Investigational New Drug application, or acceptance by the European Medicines Agency (or any successor entity thereto) of an equivalent application, for a Licensed Product for an Additional Disease Indication selected in the exercise of such Substitution Indication Option by no later than [*] after the Substitution Grant Date; and

(b)if Licensee exercises the Additional Indication Option granted to Licensee under Section 2.3, acceptance by the FDA of an Investigational New Drug application, or acceptance by the European Medicines Agency (or any successor entity thereto) of an equivalent application, for a Licensed Product for an Additional Disease Indication selected in the exercise of such Additional Indication Option by no later than [*] after the Grant Date;

provided, however, that, if Licensee expects not to achieve the milestone set forth in clause (a)(i) on or before the specified deadline, Licensee may pay Licensor an extension fee of [*] for an extension of the deadline in clause (a)(i) until [*].  Licensee is only entitled to a single extension for the milestone in clause (a)(i).  Licensee will provide Licensor written notice within [*] of achieving each milestone set forth in clause (a) and (b).

3.	Incorporation. Article 10 of the Original Agreement is hereby incorporated mutatis mutandis into this First Amendment.
4.

Effect on Original Agreement.  Except as specifically amended by this First Amendment, the Original Agreement will remain in full force and effect and is hereby ratified and confirmed.  Each future reference to the Original Agreement will refer to the Original Agreement as amended by this First Amendment.  To the extent a conflict arises between the terms of the Original Agreement and this Amendment, the terms of this Amendment shall prevail but only to the extent necessary to accomplish their intended purpose.

* CONFIDENTIAL TREATMENT REQUESTED

IN WITNESS WHEREOF, the Parties, intending to be legally bound, have caused this First Amendment to License Agreement to be executed by their duly authorized representatives.

REGENXBIO INC.	AUDENTES THERAPEUTICS, INC..
By: /s/ Kenneth T. Mills	By: /s/ Natalie Holles
Name: Kenneth T. Mills	Name: Natalie Holles
Title: President & CEO	Title: COO

* CONFIDENTIAL TREATMENT REQUESTED